24,250,000 Shares

WABASH NATIONAL CORPORATION

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

May 24, 2010

                May 24, 2010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Acting on behalf of itself and as Manager
of the several Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

Wabash National Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Manager (the “Manager”), and the shareholder of the Company  named in Schedule I hereto (the “Selling Shareholder”) proposes to sell to the several Underwriters, an aggregate of 24,250,000 shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”), of which 11,750,000 shares are to be issued and sold by the Company and 12,500,000 shares are to be sold by the Selling Shareholder.

The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional 3,637,500 shares of the Company’s common stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-166406) relating to certain securities (the “Shelf Securities”), including the Shares, to be issued and sold from time to time by the Company and to be sold from time to time by the Selling Shareholder.  The registration statement has been declared effective by the Commission.  The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated May 11, 2010 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated May 19, 2010 and distributed to prospective purchasers of the Shares.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and the pricing information set forth in Schedule III hereto and communicated pursuant to Rule 134 under the Securities Act, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          The Company meets the requirements for the use of a registration statement on Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)          (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)         The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)          Each subsidiary of the Company has been duly incorporated, formed or organized, as applicable, is validly existing as a corporation, limited partnership or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the corporate (or other) power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent that the concept of good standing is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)           This Agreement has been duly authorized, executed and delivered by the Company.

(g)          The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)          The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i)           The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries (including, without limitation, those agreements or other instruments filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009), or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv) above, for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for any such consents, approvals, authorizations, orders or qualifications the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(k)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)           There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)         Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)          The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except (i) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) as described in the Time of Sale Prospectus and the Prospectus.

(p)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except (i) which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) as described in the Time of Sale Prospectus and the Prospectus.

(q)          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as has been satisfied or waived.

(r)           Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has taken on behalf of the Company, or will take on behalf of the Company, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s)          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t)           (i)  The Company represents that neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company represents and covenants that it will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Company represents and covenants that for the past 5 years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as disclosed therein, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction required to be disclosed therein; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v)          The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, respectively, which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(w)         The Company and its subsidiaries own, license or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice, or, to the Company’s knowledge, any unwritten threat, of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)          No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z)          The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa)        The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb)       Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions with respect to which no material liability to the Company has occurred or could reasonably be expected to occur, either individually or in the aggregate; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived.

(cc)        The consolidated financial statements (including the related notes) of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial condition, the consolidated results of operations and the consolidated changes in cash flows of the entities purported to be shown thereby in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein; and the summary and selected historical financial data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements set forth in the Time of Sale Prospectus and the Prospectus or the unaudited condensed consolidated financial statements, as the case may be.

(dd)       The statistical and market and industry-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(ee)        (i) The Company is not in violation of its certificate of incorporation or by-laws or similar organizational documents, (ii) none of the Company’s subsidiaries are in violation of its certificate of incorporation or by-laws or similar organizational documents and (iii) neither the Company nor any of its subsidiaries is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) or (iii) above which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except for cases in which the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon, and, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)       The Shares have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(hh)       Neither the Company nor its controlled affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ii)          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

2.      Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)         The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of formation or organization, by-laws, limited liability company agreement, operating agreement or other organizational documents of the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except, in the cases of clauses (i), (iii) and (iv) above, for any such contravention that would not have a material adverse effect on the power and ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except for (A) the registration of the Shares under the Securities Act, (B) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (C) any such consents, approvals, authorizations, orders or qualifications the absence of which would not, individually or in the aggregate, have a material adverse effect on the power and ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(c)          The Selling Shareholder on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

(d)         Upon payment for the Shares to be sold by the Selling  Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of transfer of such Shares in the stock registry of the Company in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)          The Selling Shareholder represents that it is a United States person for U.S. federal income tax purposes.

(f)          The Selling Shareholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)         Neither the Selling Shareholder nor its affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h)         All information furnished to the Company or the Underwriters by or on behalf of the Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus the Prospectus or any free writing prospectus or any amendment or supplement thereto, when taken together, is, and on the Closing Date or any Option Closing Date (as defined below) will be, true, correct and complete in all material respects, and does not, and on the Closing Date and any Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  In addition, the Selling Shareholder confirms that that certain Warrant to Purchase Shares of Common Stock of the Company, issued to the Selling Shareholder and dated August 3, 2009 (the “Warrant”) is, to its knowledge, currently exercisable for 24,766,177 shares of Common Stock, subject to certain adjustments provided for therein (except that right of the Selling Shareholder to an adjustment under Section 9(e) of the Warrant relating to the Company's ability to fully utilize its net operating loss carryforwards for income tax purposes, which right of the Selling Shareholder shall be terminated in full and cease to be of effect without any adjustments thereunder upon the consummation of the transactions contemplated hereby) and that the number of shares of Common Stock set forth opposite its name in the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholder” after giving effect to the sale of all of the Firm Shares is accurate based on such 24,766,177 shares of Common Stock, and that the information furnished by or on behalf of such Selling Shareholder under the caption “Selling Stockholder” complies in all material respects with the applicable requirements of Item 7 of Form S-3 and Item 507 of Regulation S-K.

3.      Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $6.2075 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,637,500 Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Selling Shareholder not later than 30 days after the date of this Agreement (the “Option Exercise Period”).  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Upon receipt of the Purchase Price therefor by the Selling Shareholder, the Selling Shareholder hereby authorizes the Company to authorize the Transfer Agent, to register the Shares sold by the Selling Shareholder in such names and in such denominations as you, as Manager, shall request and to cause certificates representing such shares of Common Stock to be delivered or electronically credited at the time of the sale of such shares on the Closing Date or the Option Closing Date, as applicable.  The Selling Shareholder agrees to take or cause to be taken all actions reasonably necessary, proper or advisable in order to cause the Shares sold hereunder to be delivered to and registered in accordance with the instructions of the Manager, including the execution and delivery of such instruments, and the taking of such other actions, as the Company, the Transfer Agent or the Manager may reasonably request in order to carry out this Agreement.

Each Seller hereby agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder and the replacement warrant to be issued by the Company to the Selling Shareholder after its partial exercise of the Warrant representing that portion of the warrant that has not been exercised (as provided for under the Warrant), (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the issuance or grant by the Company of options, shares, restricted stock units or other equity or equity-linked securities under the Warrant or any employee benefit plan existing on the date hereof and disclosed in the Time of Sale Prospectus and Prospectus, (c) transactions by the Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than filings made after the expiration of the restricted period), (d) transfers by the Selling Shareholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (e) distributions by the Selling Shareholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.  In addition, the Selling Shareholder, agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the Selling Shareholder may, no sooner than 60 days after the date of the Prospectus, exercise its right solely with respect to a demand for registration of the Warrant and any shares of Common Stock, or security convertible into or exercisable or exchangeable for Common Stock, issuable thereunder (the "Selling Shareholder Specified Securities); provided that there shall be no offer, sale or transfer of the Selling Shareholder Specified Securities pursuant to the registration statement until the expiration of the 90-day restricted period and the registration statement filed with the Commission shall so disclose. In connection therewith, the Company may, no sooner than 60 days after the date of the Prospectus, file a registration statement with the Commission solely with respect to the registration of the Selling Shareholder Specified Securities; provided that (i) the filing is made following and pursuant to a valid and legally binding demand for registration by the Selling Shareholder under their contractual rights in connection therewith and (ii) there shall be no offer, sale or transfer of the Selling Shareholder Specified Securities by the Selling Shareholder pursuant to the registration statement until the expiration of the 90-day restricted period and the registration statement shall so disclose.

4.      Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the this Agreement has become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at $6.50 a share (the “Public Offering Price”).

5.      Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 28, 2010, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than July 7, 2010, as shall be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriters shall have received on the Closing Date an opinion of Hogan Lovells US LLP, counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B-1 and a negative assurance letter of Hogan Lovells US LLP, dated the Closing Date, with respect to certain other matters, substantially in the form of Exhibit B-2.

(d)         The Underwriters shall have received on the Closing Date an opinion of Erin Roth, Vice President and General Counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B-3.

(e)          The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Selling Shareholder, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(f)          The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as the Underwriters may reasonably request.

(g)         The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)         The Shares shall have been approved for listing on The New York Stock Exchange, notice of the offering and issuance shall have been provided to The New York Stock Exchange and satisfactory evidence of such actions shall have been provided to the Underwriters.

(i)           The Underwriters shall have received from the Selling Shareholder on or prior to the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 together with all required attachments to such form.

(j)           The Selling Shareholder shall have delivered to the Company’s transfer agent and registrar for the Common Stock, The Bank of New York Mellon Corporation (the “Transfer Agent”), any certificates and any stock powers that the Transfer Agent may require in connection with the consummation of the transactions contemplated hereby.

(k)          The Underwriters shall have received agreements, waivers or amendments, as applicable, in final form executed by the Selling Shareholder and the Company under which the Selling Shareholder, as a holder of the Company’s Series E, Series G and Series F Redeemable Preferred Stock (the “Series E-G Preferred Stock”), shall have consented to (i) the Company’s entering into this Agreement, (ii) the Company’s consummation of the transactions contemplated hereby and (iii) the Company’s redemption in full of all of the outstanding shares of the Series E-G Preferred Stock from the proceeds of the transactions contemplated hereby, with that consent under clause (iii) above being conditional upon the consummation of the transactions contemplated hereby in accordance with the terms herewith and with those consents under clauses (i) and (ii) above being effective simultaneous with the execution of this Agreement (provided that, with respect to the consent under clause (ii) above, the consummation of the transactions contemplated hereby takes place no later than fifteen business days after the date hereof).  The Underwriters shall have also received agreements, waivers or amendments, as applicable, in final form executed by the Selling Shareholder and the Company under which the Selling Shareholder, as holder of the Warrant (as defined below) fully waives and terminates its right to an adjustment under Section 9(e) of the Warrant relating to the Company's ability to fully utilize its net operating loss without any adjustments thereunder and such agreement, waiver or amendment, as applicable, shall be effective simultaneous with the consummation of the transactions contemplated hereby and (ii) the Selling Shareholder agrees that in lieu of the market price anti-dilution adjustment that would otherwise apply under Section 9(a) of the Warrant as a result of the transactions contemplated hereby, the number of issuable shares of Common Stock underlying the warrant will be increased by a fixed number of 750,000 shares without any additional adjustments thereunder, and such agreement, waiver or amendment, as applicable, shall be effective simultaneous with the consummation of the transactions contemplated hereby.

(l)           The “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto, between you and each officer and director of the Company set forth on Schedule IV and the “lock-up” agreement, substantially in the form of Exhibit A-2 hereto, between you and the Selling Shareholder, each relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to such Additional Shares and the sale thereof.

7.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, including with respect to any electronic road show.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)         To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not subject.

(h)         To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and the fees, disbursements and expenses of counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (except as provided in the next sentence), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided that such costs, expenses and fees for any Blue Sky or Legal Investment memorandum do not exceed $5,000 (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares on The New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder agrees to pay or cause to be paid all costs and expenses related to the transfer and delivery of such Shares to be sold by the Selling Shareholder to the Underwriters, including any transfer or other taxes payable thereon.  It is understood, however, that except as expressly provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9.           Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.         Indemnity and Contribution.  (a) The  Company agrees to indemnify and hold harmless each Underwriter, the Selling Shareholder, each person, if any, who controls any Underwriter or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or the Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, or with respect to the indemnification provided by the Company under this Section 10(a) to the Selling Shareholder, each person, if any, who controls the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Selling Shareholder within the meaning of Rule 405 under the Securities Act, information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder to the Company expressly for use therein.  The Company and the Selling Shareholder agree and confirm that references to affiliates of Morgan Stanley & Co. Incorporated that appear in this Agreement shall be understood to also include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b)         The Selling Shareholder agrees to indemnify and hold harmless the Company and the directors and officers of the Company who sign the Registration Statement, each Underwriter, each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only with reference to information relating to the Selling Shareholder furnished to the Company or the Underwriters in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.  The liability of the Selling Shareholder under this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement.

(c)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b)or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Manager.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(e)          To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)          The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)         The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.      Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Seller or Sellers that have failed or refused to comply with the terms or fulfill any of the conditions of this Agreement or that, for any reason, is unable to perform its or their obligations under this Agreement will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.      Entire Agreement.  (a) This Agreement, together with any lock-up agreements and any other contemporaneous written agreements or prior written agreements (to the extent not superseded by this Agreement) related to the transactions contemplated hereby and the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)         The Company and the Selling Shareholder acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder.  The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Wabash National Corporation, 100 Sagamore Parkway South, Lafayette, Indiana 47905, Attention: Chief Financial Officer, with a copy to Hogan Lovells US LLP, 100 International Drive, Suite 2000, Baltimore, Maryland 21202, Attention: Michael Silver and William Intner and if to the Selling Shareholder shall be delivered, mailed or sent to Trailer Investments, LLC, c/o Lincolnshire Management, Inc., 780 Third Avenue, New York, New York, 10017, Attention Michael Lyons and Allan Weinstein, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Srinivas Kaushik.

[Signature Pages Follow]

Very truly yours,

WABASH NATIONAL CORPORATION

By:	/s/ Richard J. Giromini
Name: Richard J. Giromini
Title: President & Chief Executive Officer

TRAILER INVESTMENTS, LLC, the Selling Shareholder named in Schedule I hereto

By:	/s/ Allan D.L. Weinstein
Name: Allan D.L. Weinstein
Title: Vice President and Secretary

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and
as Manager of the several Underwriters
named in Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Eli Gross
Name: Eli Gross
Title: Managing Director

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
Trailer Investments, LLC	12,500,000	3,637,500
Total	12,500,000	3,637,500

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	15,762,500
UBS Securities LLC	3,152,500
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	2,182,500
Sterne, Agee & Leach, Inc.	2,182,500
Avondale Partners, LLC	970,000
Total	24,250,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated May 19, 2010

2.	The final term sheet on page III-2 of this Schedule III

III-1

Final Term Sheet

Wabash National Corporation

24,250,000 Shares of Common Stock

Issuer:	Wabash National Corporation

Symbol:	WNC (NYSE)

Size:	$157,625,000

Shares offered by Wabash National Corporation:	11,750,000 shares of common stock

Shares offered by the selling stockholder:	12,500,000 shares of common stock

Over-allotment option by the selling stockholder:	3,637,500 shares of common stock

Price to public:	$6.50 per share

Trade date:	May 24, 2010

Closing date:	May 28, 2010

CUSIP No.:	929566107

Bookrunner:	Morgan Stanley & Co. Incorporated

Co-Managers:	UBS Securities LLC BB&T Capital Markets, a division of Scott & Stringfellow LLC Sterne, Agee & Leach, Inc. Avondale Partners, LLC

The shares of common stock will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.  Copies of the prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department or by email at prospectus@morganstanley.com.

III-2

SCHEDULE IV

Parties to Sign Lock-Up Letters

Trailer Investments, LLC
Richard J. Giromini
Rodney P. Ehrlich
Bruce N. Ewald
Timothy J. Monahan
Erin J. Roth
Mark J. Weber
James G. Binch
Dr. Martin C. Jischke
James D. Kelly
Michael J. Lyons
Larry J. Magee
Thomas J. Maloney
Vineet Pruthi
Scott K. Sorensen
Ronald L. Stewart

IV-1

EXHIBIT A-1

FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS

May __, 2010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wabash National Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 24,250,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than a filing made after the expiration of the restricted period), (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or (c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (e) the exercise of any options to acquire shares of Common Stock pursuant to the Company’s employee benefit plans existing as of the date hereof, provided that any shares of Common Stock received upon such exercise will be subject to the provisions and restrictions herein or (f) in the case of any restricted Common Stock units held by the undersigned that vest during the 90-day restricted period, the disposition of shares of such common stock to the Company to pay withholding tax obligations incurred by the undersigned upon such vesting (but only to such extent), provided that any required filing under Section 16(a) of the Exchange Act in connection with such disposition clearly indicates such purpose.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned understands that, if (a) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (b) the Underwriting Agreement does not become effective by July 15, (c) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (d) the Public Offering has not been completed by July 15, the undersigned shall be released from all obligations under this agreement.

Very truly yours,

(Name)

(Address)

2

EXHIBIT A-2

FORM OF LOCK-UP LETTER FOR SELLING SHAREHOLDER

May __, 2010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wabash National Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 24,250,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than a filing made after the expiration of the restricted period), (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or (c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence or (d) the exercise of the Warrant (as defined below) by the undersigned, provided that any shares of Common Stock received upon such exercise will be subject to the provisions and restrictions herein.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned may, no sooner than 60 days after the date of the Prospectus, exercise its right solely with respect to a demand for registration of the Warrant to Purchase Shares of Common Stock of the Company (the “Warrant”), issued to Trailer and dated August 3, 2009, and any shares of Common Stock, or security convertible into or exercisable or exchangeable for Common Stock, issuable thereunder (the "Selling Shareholder Specified Securities”); provided that there shall be no offer, sale or transfer of the Selling Shareholder Specified Securities pursuant to the registration statement until 90 days after the date of the Prospectus and the registration statement filed with the Securities and Exchange Commission shall so disclose.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned understands that, if (a) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (b) the Underwriting Agreement does not become effective by July 15, 2010, (c) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (d) the Public Offering has not been completed by July 15, 2010, the undersigned shall be released from all obligations under this agreement.

Very truly yours,

(Name)

(Address)

2

EXHIBIT B-1

FORM OF OPINION OF HOGAN LOVELLS US LLP

(a)           The Company is validly existing as a corporation and in good standing as of the date of the Good Standing Certificate under the laws of the State of Delaware. The Company has the corporate power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

(b)           The authorized, issued and outstanding capital stock of the Company, as of March 31, 2010, was as set forth under the caption "Capitalization" in the Prospectus.  All shares of common stock of the Company shown as issued and outstanding under said caption are duly authorized.  To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Prospectus.  No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the Delaware Corporation Law or, to our knowledge, any contractual right to subscribe for any of the Shares.

(c)           The Agreement has been duly authorized, executed and delivered by the Company.

(d)           The Secondary Shares when delivered to the Underwriters in accordance with the Agreement and assuming the receipt of consideration for the issuance thereof as provided in resolutions of the Company's Board of Directors authorizing the issuance thereof, are validly issued, fully paid and non-assessable, and when issued in accordance with the provisions of the Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.

(e)           Based solely upon telephone communications between an attorney of this firm and a member of the SEC staff, the Registration Statement has become effective under the Securities Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission.  The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).

(f)           The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.  The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

(g)           The Company is not, and immediately following the issuance and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)           The information in the Prospectus under the captions "Description of Our Common Stock" and "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders", to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects.  The Common Stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Common Stock".

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(i)           The execution, delivery and performance on the date hereof by the Company of the Agreement do not (1) violate the DGCL or the Certificate of Incorporation or Bylaws of the Company, or (2) violate any provision of Applicable Federal Law or any provision of Applicable State Law.

(j)           No approval or consent of, or registration or filing with, any federal governmental agency or any Delaware governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law or under the DGCL in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement.

(k)           The Shares have been authorized for listing by the New York Stock Exchange.

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EXHIBIT B-2

FORM OF NEGATIVE ASSURANCE LETTER OF HOGAN LOVELLS US LLP

No facts have come to our attention that cause us to believe that:

(i) the Registration Statement, as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the Pricing Disclosure Package, as of __:____ [A.M./P.M.] (New York City time) on May __, 2010 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), when considered with the information contained in Schedule B hereto, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus, other than those disclosed therein; or

(v) there are any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

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EXHIBIT B-3

FORM OF OPINION OF ERIN ROTH, GENERAL COUNSEL

(i)  Except as otherwise set forth in the Prospectus, to my knowledge, all of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned directly or indirectly of record by the Company.

(ii)  The execution, delivery and performance on the date hereof by the Company of the Agreement do not (i) violate any court or administrative orders, judgments and decrees naming the Company of which I have knowledge, or (ii) breach or constitute a default under any of the agreements and contracts of the Company of which I have knowledge (except that I express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

(iii)  The statements relating to legal matters, documents or proceedings included in the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings.

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EXHIBIT C

FORM OF OPINION OF KIRKLAND & ELLIS LLP

(i)   The Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(ii)   The execution and delivery by the Selling Shareholder of the Agreement and the consummation of the transactions contemplated thereby by the Selling Shareholder do not violate (1) the certificate of formation, by-laws, operating agreement or other organizational documents of the Selling Shareholder or (2) any statute or governmental rule or regulation which, in our experience, is normally applicable to general business corporations that are not engaged in regulated business activities and/or to transactions of the type contemplated by the Agreement (except that we express no opinion in this clause (2) with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation).

(iii)   To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement in connection with the Shares to be sold by the Selling Shareholder thereunder, except such (1) as have been obtained under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, (2) as may be required under state or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters, (3) as have been obtained or made and are in full force and effect or (4) the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by the Agreement or perform his, her or its obligations thereunder.

(iv)   Upon payment for the Shares to be sold by the Selling Shareholder pursuant to the Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming neither DTC nor the Underwriters have notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the UCC) of any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares), (A) Cede or such other nominee designated by DTC is a “protected purchaser” of the Shares (as defined in Section 8-303 of the UCC), (B) under Section 8-501 of the UCC, the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares and (C) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against the Underwriters, it being understood that for purposes of this opinion, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC.

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